UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 16, 2006

SB PARTNERS
(Exact name of registrant as specified in its charter)

New York	000-08952	13-6294787
(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification No.)

1251 Avenue of the Americas, N.Y., N.Y.		10020
(Address of principal executive offices)		(Zip Code)

(212) 408-5000
(Registrant's telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report.)

Item 4.01 Change in Registrant’s Certifying Accountants.

On May 16, 2006, the general partner of SB Partners (the “Partnership”) dismissed the independent registered accounting firm of the Partnership, Deloitte & Touche, LLP.

The reports of Deloitte & Touche, LLP on the Partnership’s consolidated financial statements for the years ended December 31, 2005 and December 31, 2004 did not contain an adverse opinion or a disclaimer of opinion, and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 3l, 2005 and December 31, 2004 and through May 16, 2006, there were no disagreements with Deloitte & Touche, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Deloitte & Touche, LLP, would have caused it to make reference thereto in its reports on the consolidated financial statements for such periods.

During the years ended December 31, 2005 and December 31, 2004 and through May 16, 2006, there have occurred none of the “reportable events” listed in Item 304(a)(1)(v) of Regulation S-K.

The decision to change independent auditors was based upon office relocation and fee considerations.

The Partnership provided Deloitte & Touche, LLP with a copy of this Current Report on Form 8-K prior to its filing with the SEC, and requested that they furnish us with a letter addressed to the SEC stating whether they agree with the statements made in this Current Report on Form 8-K, and if not, stating the aspects with which they do not agree. The letter from Deloitte & Touche, LLP is filed as exhibit 16.1 to this Form 8-K.

Effective May 16, 2006, the general partner of the Partnership engaged Dworken, Hillman, LaMorte & Sterczala, P.C. to serve as the independent auditor of the Partnership. During the Partnership’s two most recent fiscal years, and during any subsequent period through May 16, 2006, the Partnership did not consult with Hillman, LaMorte & Sterczala, P.C. on any accounting or auditing issues.

Item 9. Financial Statements and Exhibits.

16.1 Letter from Deloitte & Touche, LLP regarding change in certifying accountant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SB PARTNERS
(Registrant)

	By:	SB PARTNERS REAL ESTATE CORPORATION
General Partner

Dated: May 17, 2006	By:	/s/ David Weiner
David Weiner

Principal Financial & Accounting Officer
Dated: May 17, 2006	By:	/s/ George N. Tietjen III
George N. Tietjen III
Chief Financial Officer & Treasurer